Exhibit 10.6
REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT (the “Agreement”) made and entered into as of February 4, 2011 (and effective as set forth in Article 24 of this Agreement), by and among MEDQUIST HOLDINGS INC., which shall be a Delaware corporation at the time of the IPO (the “Company”), S.A.C. PEI CB Investment L.P., a Cayman Islands limited partnership (“SAC CBI”), S.A.C. PEI CB Investment II, LLC, a Delaware limited liability company (“SAC CBI II”) and International Equities (S.A.C. Asia) Limited, a company incorporated under the Companies Act of 2001 of Mauritius (“SAC Asia” and, collectively with SAC CBI and SAC CBI II and each of their respective affiliates, the “Stockholders”).
BACKGROUND
     The Company will be effecting an initial public offering of shares of common stock, par value of $0.10 per share, of the Company (the “Common Stock”), and has agreed to provide the Stockholders with the registration rights set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:
1. CERTAIN DEFINITIONS.
     In addition to the other terms defined in this Agreement, the following terms shall have the following meanings, applicable to both the singular and plural forms thereof:
     “Business Day” means any day on which The NASDAQ Global Market is open for trading.
     “Closing Date” means the date of completion of the IPO.
     “Holders” means the Stockholders for so long as (and to the extent that) each owns any Registrable Securities, and each of the respective successors and direct and indirect Transferees to whom a Stockholder (or subsequent Holder) transfers Registrable Securities (or securities exercisable, exchangeable or convertible into Registrable Securities) and related rights under this Agreement in accordance with Article 13.
     “IPO” means the first underwritten public offering pursuant to an effective registration statement of the Company under the Securities Act covering the offering and sale of Common Stock.
     “Person” means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     “Registrable Securities” means shares of Common Stock held by a Holder, until such securities cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder; or (ii) when such securities are sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act by such Holder, if following such resale such securities do not bear any restrictive legend relating do the Securities Act and do not bear a restricted CUSIP number; or (iii) when such securities shall have ceased to be issued and outstanding.
     “Registration Expenses” means all expenses incurred with the performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company’s counsel(s), accountants, and experts in connection with the registration under the Securities Act of Registrable Securities (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance); (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto, and the mailing and delivering of copies thereof to the underwriters and dealers, if any; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements, and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) any other expenses in connection with the qualification of Registrable Securities for offer and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of Registrable Securities to be disposed of and any blue sky registration or filing fees, (vi) the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange on which the securities of the Company of the same class are then listed, (vii) the fees and expenses of the Company and the underwriters to the road show investor presentations, including the cost of any aircraft chartered for such purpose, listing fees, messenger and delivery expenses, and (viii) the fees and expenses of one counsel for the Holders as and to the extent provided in Article 11; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include any underwriting discounts or commissions attributable to Registrable Securities.
     “SEC” means the United States Securities and Exchange Commission, or such other federal agency at the time having the principal responsibility for administering the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.
2. DEMAND REGISTRATION.
     (a) (i) A Holder or Holders may request (at any time and from time to time, after the Company completes an IPO) by written notice delivered to the Company that the Company register under the Securities Act all or any portion of the Registrable Securities then held by such

Holder or Holders and their affiliates for sale in the manner specified in such notice (including, but not limited to, in an underwritten public offering). In each such case, such notice shall specify the number of Registrable Securities for which registration is requested and the proposed manner of disposition of such securities. Within ten (10) Business Days after receipt of such notice, the Company shall notify the Holder(s) requesting registration of (A) the proposed filing date of the registration statement and (B) such other information concerning the offering as any Holder may have reasonably requested. If any Holder(s) shall have requested that such offering be underwritten, the managing underwriter for such offering shall be chosen by such Holders, with the consent of the Company (which consent shall not be unreasonably withheld or delayed), not less than thirty (30) days prior to the proposed filing date stated in the Company’s notice. On or before the thirtieth (30th) day prior to such anticipated filing date, any Holder may give written notice to the Company and the managing underwriter specifying (A) the number of shares of Registrable Securities of such Holder that are to be included in the underwriting and/or (B) the number of shares of Registrable Securities of such Holder that are to be registered pursuant to such registration statement and sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings in reasonably similar circumstances, regardless of the method of disposition originally specified in the applicable request for registration. Notwithstanding anything to the contrary contained herein, the obligation of the Company to file a shelf registration statement prior to the 181st day following the initial public offering of Common Stock by the Company shall be subject to the terms of any lockup agreement applicable to the Company under the terms of the underwriting agreement entered into by the Company in connection with such initial public offering.
          (ii) The Company shall use all commercially reasonable efforts to file with the SEC within forty-five (45) days (thirty (30) days if the Company may use a Registration Statement on Form S-3 to register such Registrable Securities) after the Company’s receipt of written notice from a Holder or Holders pursuant to Section 2(a)(i), a registration statement for the public offering and sale, in accordance with the method of disposition specified by such Holder(s), of the number of Registrable Securities specified in such notice, and thereafter use all commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, but in any event within sixty (60) days after its filing. Such registration statement may be on Form S-1 or another appropriate form (including Form S-3) that the Company is eligible to use and that is reasonably acceptable to the managing underwriter, if any.
          (iii) If the Company is required to use commercially reasonable efforts to register Registrable Securities in a registration initiated upon the demand of a Holder or Holders pursuant to Section 2(a)(i) of this Agreement and the managing underwriters for such offering advise the Company in writing (with a copy to the Holder(s) demanding the registration) that the inclusion of all Registrable Securities and other securities sought to be registered may interfere with an orderly sale and distribution of or may materially adversely affect the price of such offering, then the Company will include in such offering (x) first, the aggregate number of Registrable Securities requested to be included by the Holder(s) pursuant to Section 2(a)(i) which the managing underwriters advise will not likely have such effect, allocated pro rata based on the number of such Registrable Securities duly requested to be included in such registration, (y) second, the Registrable Securities sought to be included in such registration pursuant to Article 3, allocated pro rata based on the number of such Registrable Securities duly requested to be included in such registration and (z) third, all other securities requested to be included in such registration.

          (iv) Upon the demand of a Holder or Holders made at any time and from time to time, the Company will facilitate a “takedown” of shares of Common Stock off of an effective shelf registration statement on Form S-3 (or any successor form thereto).
          (v) Upon the demand of a Holder or Holders, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement on Form S-3 (or any successor form thereto) in order to register up to the number of shares previously taken down off of such shelf by such Holder(s) and not yet “reloaded” onto such shelf registration statement. The Holder(s) and the Company will consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner.
     (b) No registration of Registrable Securities under this Article 2 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Article 3.
3. INCIDENTAL REGISTRATION.
     (a) Until all securities subject to this Agreement have ceased to be Registrable Securities, if the Company proposes, at any time and from time to time, to register any equity securities of the Company other than Registrable Securities (collectively, “Other Securities”) for public sale under the Securities Act in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice (which notice shall specify the intended method or methods of disposition) to the Holders of its intention to do so promptly, but in no event less than twenty (20) days before the anticipated filing date, and upon the written request of any Holder delivered to the Company within ten (10) Business Days after the giving of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder) the Company will use all commercially reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders; provided, however, that:
          (i) if, at any time after giving such written notice of its intention to register Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Other Securities, the Company may, at its election, give written notice of such determination to the Holders requesting registration and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Article 11), without prejudice, however, to the rights of the Holders to request that such registration be effected as a registration under Article 2;
          (ii) the Company will not be required to effect any registration of Registrable Securities pursuant to this Article 3 if the Company shall have been advised in writing (with a copy to the Holders requesting registration) by a nationally recognized investment banking firm (which may be the managing underwriter for the offering) that, in such firm’s opinion, the number of Registrable Securities and Other Securities proposed to be included exceeds the number which can be sold in the offering without interfering with an orderly sale and distribution or materially and adversely affecting the offering price; provided, however, that if an offering of some but not all of the Registrable Securities and Other Securities requested to be registered by the Holders and all other Persons having rights to include securities held by them in such registration would not adversely affect the distribution or price of the securities to be sold in the offering in the opinion of such firm or are included in such offering notwithstanding any such opinion, then the Company will include in such offering: (x) first, any Other Securities to be issued or sold by the Company, (y) second, the Registrable Securities requested to be registered pursuant to Article 3, on the one hand, and the Other Securities requested to be registered by other stockholders having similar registration rights as of the date of this Agreement, on the other hand, allocated pro rata based on the relative number of Registrable Securities then held by such Holder and Other Securities then held by such other stockholders eligible to be sold in such offering; provided, that any such amount thereby allocated to any such Holder or other stockholder that exceeds the request by such Holder or other stockholder shall be reallocated among the remaining requesting Holders and other stockholders in like manner and (z) third, all other securities requested to be included in such registration; and
          (iii) the Company shall not be required to give notice of, or effect any registration of Registrable Securities under this Article 3 incidental to, the registration of any of its securities in connection with mergers, consolidations, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit or compensation plans.
     (b) In connection with any underwritten shelf takedown (whether pursuant to the exercise of demand rights pursuant to Article 2 or at the initiative of the Company), the Holders may exercise piggyback rights to have included in such takedown shares of Common Stock held by them that are registered on such shelf registration statement on Form S-3 (or any successor form thereto).
     (c) No registration of Registrable Securities effected under this Article 3 shall relieve the Company of its obligations to effect registrations of Registrable Securities pursuant to Article 2.
4. HOLDBACKS AND OTHER RESTRICTIONS.
     (a) Each Holder hereby covenants and agrees with the Company that such Holder shall not effect, if requested in writing by the managing underwriters of an underwritten offering by the Company that includes at least seventy-five percent (75%) of the Registrable Securities of such Holder that such Holder requested to be included in such registration, any public sale or distribution of equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act (except pursuant to this Agreement), during the ten (10) day period prior to, and during the ninety (90) day period (or such shorter period specified by the managing underwriters) beginning on the effective date of the registration statement relating to the underwritten offering by the Company of equity securities of the Company; provided, however, that the Stockholders shall not be subject to the restrictions set forth in this Section 4(a) at any time at which the Stockholders hold Common Stock in an aggregate amount less than five percent (5%) the then outstanding Common Stock; and provided, further, that this Section 4(a) shall not apply to any registrations described in Section 3(a)(iii).

     (b) The Company covenants and agrees with the Holders not to effect any public or private sale or distribution of securities of the Company (other than distributions pursuant to employee benefit plans), including a sale pursuant to Regulation D under the Securities Act (or Section 4(2) thereof), during the ten (10) day period prior to, and during the ninety (90) day period beginning with, (i) the effective date of a registration statement filed under Section 2(a) hereof or Article 3 hereof (if any Registrable Securities are to be registered thereunder) or (ii) in the event of a shelf registration statement, the consummation of an underwritten takedown of Registrable Securities, in each case to the extent requested in writing by the managing underwriters, if any, or, if there be none, by one or more of the Holders whose securities are included in such registration statement, except pursuant to registrations on Form S-8 (or any successor forms).
5. REGISTRATION PROCEDURES.
     If and whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause a registration as provided in this Agreement, and at such times as customarily occur in registered offerings or shelf takedowns, as applicable, the Company will:
     (a) Use all commercially reasonable efforts to prepare and file with the SEC, a registration statement within the time periods specified herein, and use all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and to remain effective under the Securities Act until the earlier of such time as all securities covered thereby are no longer Registrable Securities or twenty-four (24) months after such registration statement becomes effective with respect to registrations pursuant to Section 2(a), in every case as any such period may be extended pursuant to Section 5(l) or Article 7 hereto (provided that the Company may replace a shelf registration statement filed on Form S-1 with a shelf registration statement filed on Form S-3 as and when the Company becomes eligible to file S-3 registration statements as long as such a shelf registration statement filed on Form S-1 remains effective until such time as the replacement shelf registration statement filed on Form S-3 becomes effective);
     (b) Prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time required by Section 5(a) above, as such period may be extended pursuant to Section 5(l) or Article 7 hereto;
     (c) Within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the Holders of the Registrable Securities being sold and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Holders of the Registrable Securities being sold or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the Holders of the Registrable Securities being sold or any underwriter available for discussion of such documents;
     (d) Within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Holders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;
     (e) Comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period during which any such registration statement is required to be effective;
     (f) Furnish to any Holder and any underwriter of Registrable Securities, without charge (i) such number of copies (including manually executed and conformed copies) of such registration statement and of each amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (ii) such number of copies of the prospectus, used in connection with such registration statement (including each preliminary prospectus, any summary prospectus and the final prospectus), and (iii) such number of copies of other documents, in each case as such Holder or such underwriter may reasonably request;
     (g) Use all commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or “blue sky” laws of states of the United States as any Holder or any underwriter shall reasonably request, and do any and all other acts and things which may be reasonably requested by such Holder or such underwriter to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business as a foreign corporation or as a dealer in securities, subject itself to taxation, or consent to general service of process in any jurisdiction wherein it is not then so qualified or subject;
     (h) Cooperate with the Holders of the Registrable Securities being sold and the sole underwriter or managing underwriter of an underwritten offering shares, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Holders of the Registrable Securities being sold or the sole underwriter or managing underwriter of an underwritten offering of shares, if any, may reasonably request at least five (5) days prior to any sale of such shares;
     (i) Use all commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with, or approved by, such other United States public, governmental or regulatory authorities, if any, as may be required in connection with the disposition of such Registrable Securities;
     (j) Use all commercially reasonable efforts to list the securities covered by such registration statement on any securities exchange on which any securities of the Company is then listed, if the listing of such Registrable Securities are then permitted under the applicable rules of such exchange;
     (k) Use all commercially reasonable efforts to facilitate the distribution and sale of any shares of Common Stock to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Holders of the Registrable Securities being sold or the lead managing underwriter of an underwritten offering;
     (l) Notify each Holder as promptly as practicable and, if requested by any Holder, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the SEC, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the SEC, (ii) of the issuance by the SEC of any stop order or the coming to the Company’s attention of the initiation of any proceedings for such or a similar purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (v) of the Company’s determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (iv) or (v) of this Section 5(l), the Holders shall forthwith discontinue any offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until all Holders shall have received copies of a supplemented or amended prospectus which is no longer defective and, if so directed by the Company, shall deliver to the Company, at the Company’s expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in the Holders’ possession. If the Company shall provide any notice of the type referred to in the preceding sentence, the period during which the registration statements are required to be effective as set forth under Section 5(a) shall be extended by the number of days from and including the date such notice is provided, to and including the date when Holders shall have received copies of the corrected prospectus; and
     (m) Enter into such agreements and take such other appropriate actions as are customary and reasonably necessary to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein), and in that regard, deliver to the Holders such documents and certificates as may be reasonably requested by any Holder of the Registrable Securities being sold or, as applicable, the managing underwriters, to evidence the Company’s compliance with this Agreement including, without limitation, using all commercially reasonable efforts to cause its independent accountants to deliver to the Company (and to the Holders of Registrable Securities being sold in any registration) an accountants’ comfort letter substantially similar to that in scope delivered in an underwritten public offering and covering audited and interim financial statements included in the registration statement or, if such letter can not be obtained through the exercise of all commercially reasonable efforts, cause its independent accountants to deliver to the Company (and to the Holders of Registrable Securities being sold in any registration) a comfort letter based on negotiated procedures providing comfort with respect to the Company’s financial statements included or incorporated by reference in the registration statement at the highest level permitted to be given by such accountants under the then applicable standards of the Association of Independent Certified Accountants with respect to such registration statement. In addition, the Company shall furnish to the Holders of Registrable Securities being included in any registration hereunder an opinion of counsel in substance and scope as are customarily delivered to underwriters in public offerings.
6. UNDERWRITING.
     (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration hereunder, the Company will enter into and perform its obligations under an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements of that nature, including, without limitation, customary provisions relating to indemnities and contribution to the effect and extent provided in Article 10, and the provision of opinions of counsel and accountants’ letters.
     (b) If any registration pursuant to Article 3 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Registrable Securities requested to be registered pursuant to Article 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the securities being sold through underwriters under such registration. In such case, each Holder requesting registration shall be a party to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders requesting registration and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnities and contribution to the effect and extent provided in Article 10.
     (c) In any offering of Registrable Securities pursuant to a registration hereunder, each Holder requesting registration shall also enter into such additional or other agreements as may be customary in such transactions, which agreements may contain, among other provisions, such representations and warranties as the Company or the underwriters of such offering may reasonably request (including, without limitation, those concerning such Holder, its Registrable Securities, such Holder’s intended plan of distribution and any other information supplied by it to the Company for use in such registration statement), and customary provisions relating to indemnities and contribution.

7. INFORMATION BLACKOUT.
     (a) Upon written notice from the Company to the Holders that the Company has determined in good faith that the sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law (A) which disclosure would have a material adverse effect on the Company or (B) relating to a material business combination involving the Company (an “Information Blackout”), the Company may postpone the filing of effectiveness of any registration statement required hereunder and, if such registration statement has become effective, the Company shall not be required to maintain the effectiveness of such registration statement and all Holders shall suspend sales of Registrable Securities pursuant to such registration statement, in each case, until the earlier of:
          (i) forty-five (45) days after the Company makes such good faith determination, and
          (ii) such time as the Company notifies the Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed (the number of days from such notice from the Company until the day when the Information Blackout terminates hereunder is hereinafter called a “Blackout Period”).
     (b) Any delivery by the Company of notice of an Information Blackout following effectiveness of any registration statement effected pursuant to Section 2(a) or Article 3 hereof shall give each Holder the right, by written notice to the Company within twenty (20) Business Days after the end of such Blackout Period, to withdraw therefrom.
     (c) Notwithstanding the foregoing, there shall be no more than two (2) Information Blackouts during the term of this Agreement and no Blackout Period shall continue for more than forty-five (45) consecutive days.
8. RULE 144.
     The Company shall use all commercially reasonable efforts to take all actions necessary to comply with the filing requirements described in Rule 144(c)(1) or any successor thereto so as to enable the Holders to sell Registrable Securities without registration under the Securities Act. Upon the written request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the filing requirements under Rule 144(c)(1) or any successor thereto.
9. PREPARATION; REASONABLE INVESTIGATION; INFORMATION.
     (a) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, (i) the Company will give the Holders and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing and (during normal business hours and subject to such reasonable limitations as the Company may impose to prevent disruption of its business) such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Holders of a majority in aggregate amount of the Registrable Securities being registered and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act and (ii) as a condition precedent to including any Registrable Securities of any Holder in any such registration, the Company may require such Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing or as shall be required by law or the SEC in connection with any registration; provided, however, that, upon the reasonable request of the supplier of any such information, the recipient thereof shall enter into a confidentiality agreement respecting such information in customary form for an underwritten public offering.
     (b) In connection with each registration and offering of Registrable Securities to be sold by Holders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Holders and underwriters and any counsel or accountant retained by such Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.
10. INDEMNIFICATION AND CONTRIBUTION.
     (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder, its officers, directors, employees, agents and affiliates, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act (“Holder Indemnitees”), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions, shall arise out of, or should be based upon, any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such securities were registered under the Securities Act (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company shall not be liable to any Holder Indemnitee in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein), or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Holder Indemnitee.
     (b) In the case of each offering of Registrable Securities made pursuant to this Agreement, each Holder participating in the offering, severally and not jointly, shall indemnify and hold harmless the Company, its officers and affiliates, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act and (if requested by the underwriters) each underwriter who participates in the offering and each Person, if any, who controls any such underwriter within the meaning of the Securities Act (the “Company Indemnitees”), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any violation or alleged violation by such Holder of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action taken or action or inaction required of such Holder in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of such Registrable Securities or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement is contained in, or such fact is omitted from, such registration statement (or in any preliminary or final prospectus included therein) and was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The liability of each Holder under such indemnity provision shall be limited to an amount equal to the total net proceeds received by such Holder from such offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive the transfer of such securities. The foregoing indemnity is in addition to any liability which such Holder may otherwise have to any Company Indemnitee.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 10, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing. Indemnification provided for in Section 10(a) or (b) shall not be available to any person who shall fail to give notice as provided in this Section 10(c) to the extent the indemnifying party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party for contribution or otherwise than on account of the provision of Section 10(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of one counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel, in the written opinion of such counsel, would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Holders of a majority of the Registrable Securities held by such Holders in the case of parties indemnified pursuant to Section 10(a) and by the Company in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
     (d) If the indemnification provided for in this Article 10 is unavailable in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in proportion as is appropriate to reflect the relative fault of all parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The parties agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission.
11. EXPENSES.
     In connection with any registration under this Agreement, the Company shall pay all Registration Expenses. In addition, in connection with each registration, the Company shall pay the reasonable fees and expenses of one counsel to represent the interests of the Holders selling Registrable Securities in such registration.
12. IN-KIND DISTRIBUTIONS.
     If any Holder seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder.
13. TRANSFER OF RIGHTS.
     (a) Any Holder may transfer all or any portion of its rights under this Agreement to any transferee (the “Transferee”) of any interests in the Registrable Securities held by such Holder. Any such transfer of rights under this Agreement will be effective upon receipt by the Company of (i) written notice from such Holder stating the name and address of the Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature and extent of the rights so transferred, and (ii) a written agreement from the Transferee to be bound by the terms of this Agreement, upon which such Transferee will be deemed to be a party hereto and have the rights and obligations of the Transferring Holder hereunder (to the extent so transferred as indicated in such notice) with respect to the Registrable Securities transferred.

     (b) In the event the Company engages in a merger, consolidation or other business combination in which the shares of Common Stock are converted into securities of another company, appropriate arrangements will be made so that the registration and related rights provided under this Agreement continue to be provided to Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger, consolidation or other business combination, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will use all commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by the Holders.
14. LIMITED LIABILITY.
     Notwithstanding any other provision of this Agreement, neither the members, managers, general partners, limited partners or affiliates of any Holder, nor the directors, officers or employees of any Holder or of any such member, manager, general partner, limited partner or affiliate shall have any personal liability for performance of any obligation of such Holder under this Agreement.
15. NOTICES.
     Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto desires to provide to or serve upon the other party any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person, mailed by registered or certified mail (return receipt requested) or sent by overnight courier service or via facsimile transmission (which is confirmed), as follows:
     (a) if to any of the Stockholders, to it:
c/o S.A.C. Capital Advisors, L.P.
72 Cummings Point Road
Stamford, Connecticut 06902
Attention: General Counsel
Facsimile: (203) 823-4209
           with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: D. Rhett Brandon
Facsimile: (212) 455-2502

     (b) if to the Company, to:
MedQuist Holdings Inc.
9009 Carothers Parkway
Franklin, TN 37067
Attention: Chief Financial Officer
     The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on the party to which it is addressed, in the case of delivery in person or by facsimile, on the date when sent, in the case of overnight mail, on the day after it is sent and in all other cases, five (5) Business Days after it is sent.
16. ENTIRE AGREEMENT.
     This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived or a departure from any provision hereof can be consented to, only by a written instrument making specific reference to this Agreement signed by the Company and the Holders.
17. PARAGRAPH HEADINGS.
     The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.
18. APPLICABLE LAW.
     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.
19. SEVERABILITY.
     If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.
20. EQUITABLE REMEDIES.
     The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.
21. NO WAIVER.
     The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.
22. COUNTERPARTS.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.
23. SUCCESSORS AND ASSIGNS.
     This Agreement shall inure to the benefit of and be binding upon the successors and Transferees of each of the parties hereto; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of applicable law.
24. EFFECTIVE DATE.
     This Agreement shall become effective upon the Closing Date.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

MEDQUIST HOLDINGS INC.

By:	/s/ Clyde Swoger

Name:	Clyde Swoger
Title:	CFO

S.A.C. PEI CB INVESTMENT, L.P.

By: S.A.C. PEI CB Investment GP, Limited, its general partner

By:	/s/ Peter Nussbaum

Name:	Peter Nussbaum
Title:	Authorized Signatory

S.A.C. PEI CB INVESTMENT II, LLC

By:	S.A.C. Private Capital Group, LLC, its manager

By:	/s/ Peter Nussbaum

Name:	Peter Nussbaum
Title:	Authorized Signatory

INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED

By:	/s/ Peter Nussbaum

Name:	Peter Nussbaum
Title:	Authorized Signatory